EXHIBIT 1.1


                      AMERICAN HOME MORTGAGE HOLDINGS, INC.
                             SHARES OF COMMON STOCK
                            SHARES OF PREFERRED STOCK

                         FORM OF UNDERWRITING AGREEMENT


________________, ____




[INSERT NAME OF UNDERWRITER]
[INSERT ADDRESS OF UNDERWRITER]

Ladies and Gentlemen:

            American Home Mortgage Holdings, Inc., a Delaware corporation (the "Company"), and certain stockholders of the Company listed on Schedule I hereto (the "Selling Stockholders"), each confirm its agreement with each of the Underwriters listed on Schedule II hereto (collectively, the "Underwriters"), for whom [NAME OF UNDERWRITER] is acting as representative (in such capacity, the "Representative"), with respect to (i) the sale by the Company and each Selling Stockholder of [INSERT NUMBER OF INITIAL SHARES TO BE OFFERED] shares (the "Initial Shares") of (a) Common Stock, par value $.01 per share, of the Company ("Common Stock") and (b) Preferred Stock, par value $1.00, of the Company ("Preferred Stock") in the respective numbers of shares set forth opposite the names of the Company and each such Selling Stockholder in Schedule I hereto, and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock and Preferred Stock set forth opposite the names of the Underwriters in Schedule II hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of [INSERT NUMBER OF OVER-ALLOTMENT SHARES] additional shares of Common Stock or Preferred Stock to cover overallotments (the "Option Shares"), if any, from the Company and each such Selling Stockholder, in the respective numbers of shares of Common Stock and Preferred Stock set forth opposite the names of the Company and each Selling Stockholder in Schedule I hereto, to the Underwriters, acting severally and not jointly, in the respective numbers of shares of Common Stock set forth opposite the names of the Underwriters in Schedule II hereto. The [INSERT NUMBER OF INITIAL SHARES] shares of Common Stock and Preferred Stock to be purchased by the Underwriters and all or any part of the [INSERT NUMBER OF OPTION SHARES] shares of Common Stock or Preferred Stock subject to the option described in Section l(b) hereof are hereinafter called, collectively, the "Shares".

            The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

            The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-3 (No. 333-________) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed (whether by incorporation by reference or otherwise) to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), "Registration Statement" shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the 462(b) Registration Statement. Each prospectus included in the registration statement, or amendments thereof or supplements thereto before it became effective under the Securities Act, and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations is hereinafter called the "Preliminary Prospectus." The term "`Prospectus" means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

            Each Selling Stockholder has executed and delivered a Custody Agreement and a Power of Attorney (collectively, the "Agreement and Power of Attorney") pursuant to which each Selling Stockholder party thereto has placed the Initial Shares and Option Shares to be sold by it pursuant to this Agreement in custody and appointed the persons designated therein as a committee (the "Committee") with the authority to execute and deliver this Agreement on behalf of such Selling Stockholder and to take certain other actions with respect thereto and hereto.

            The Company, the Selling Stockholders and the Underwriters agree as follows:

            1. Sale and Purchase:

            (a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of $________ for the Common Stock and at the purchase price per share of $________ for the Preferred Stock, the Company agrees to sell to the Underwriters the number of Initial Shares set forth in Schedule I opposite its name and each Selling Stockholder agrees to sell to the Underwriters the number of Initial Shares set forth in Schedule I opposite such Selling Stockholder's name, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders the number of Initial Shares set forth in Schedule II opposite such Underwriter's name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares. The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as the Underwriters may determine.

            (b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share set forth in paragraph (a), the Company and each Selling Stockholder hereby grants an option to purchase, in the respective numbers of shares of Common Stock and Preferred Stock set forth opposite the names of the Company and each Selling Stockholder in Schedule I hereto, to the Underwriters, acting severally and not jointly, in the respective numbers of shares of Common Stock set forth opposite the names of the Underwriters in Schedule II hereto, plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than three full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, the Company and each Selling Stockholder will sell that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of the Company or such Selling Stockholder bears to the total number of Initial Shares, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule II opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares. The Underwriters may from time to time increase or decrease the public offering price of the Option Shares after the initial public offering to such extent as the Underwriters may determine.

            2. Payment and Delivery:

            (a) Initial Shares and Warrants. Payment of the purchase price for the Initial Shares shall be made to the Company and the Selling Stockholders by wire transfer of immediately available funds or certified or official bank check payable in federal (same-day) funds at the offices of [ ], Underwriters' Counsel located at [ ] (unless another place shall be agreed upon by the Representative and the Company) against delivery of the certificates for the Initial Shares to the Representative for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time, not later than ten business days after such date, shall be agreed to by the Representative and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time." Certificates for the Initial Shares shall be delivered to the Representative in definitive form registered in such names and in such denominations as the Representative shall specify. For the purpose of expediting the checking of the certificates for the Initial Shares by the Representative, the Company agrees to make such certificates available to the Representative for such purpose at least one full business day preceding the Closing Time.

            (b) Option Shares. In addition, payment of the purchase price for the Option Shares shall be made to the Company by wire transfer of immediately available funds or certified or official bank check payable in federal (same-day) funds at the offices of Underwriters' counsel located at
[             ] (unless another place shall be agreed upon by the Representative and the Company), against delivery of the certificates for the Option Shares to the Representative for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:30 a.m., New York City time, on each Date of Delivery determined pursuant to Section 1(b) above. Certificates for the Option Shares shall be delivered to the Representative in definitive form registered in such names and in such denominations as the Representative shall specify. For the purpose of expediting the checking of the certificates for the Option Shares by the Representative, the Company agrees to make such certificates available to the Representative for such purpose at least one full business day preceding the relevant Date of Delivery.

            3. Representations and Warranties of the Company and the Selling
Stockholders:

A. The Company and each Selling Stockholder, jointly and severally, represents and warrants to the Underwriters that:

            (a) the Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization;" the outstanding shares of capital stock of the Company and its Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the outstanding shares of capital stock of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

            (b) the Company and the Company's Subsidiaries each has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own its respective properties and to conduct its respective business as described in the Registration Statement and Prospectus and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

            (c) the Company and all of its Subsidiaries are duly qualified or licensed by each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so qualified or licensed could have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, and the Company and its Subsidiaries are duly qualified, and are in good standing, in each jurisdiction in which they own or lease real property or maintain an office and in which such qualification is necessary, except where the failure to be so qualified and in good standing would not have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; except as disclosed in the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary; other than as disclosed in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

            (d) the Company and its Subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates;

            (e) neither the Company nor any of its Subsidiaries is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective articles of incorporation or charter or by-laws, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties is bound, except for such breaches or defaults which would not have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, and the execution, delivery and performance of this Agreement, and consummation of the transactions contemplated hereby will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under),
(i) any provision of the articles of incorporation or charter or bylaws of the Company or any of its Subsidiaries, or (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries, except in the case of this clause (ii) for such breaches or defaults which would not have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or its Subsidiaries;

            (f) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles equity, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

            (g) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Company's execution, delivery and performance of this Agreement, its consummation of the transaction contemplated hereby, and its sale and delivery of the Shares, other than (A) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act, (B) such approvals as have been obtained in connection with the approval of the quotation of the Shares on the Nasdaq Stock Market and (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

            (h) each of the Company and its Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; neither the Company nor any of its Subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in the Prospectus; neither the Company nor any of its Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries the effect of which could be material and adverse to the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus;

            (i) each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or any Selling Stockholder, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with;

            (j) the Preliminary Prospectus and the Registration Statement comply and the Prospectus and any further amendments or supplements thereto will, when they have become effective or are filed with the Commission, as the case may be, comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time and on each Date of Delivery (if any), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use in the Registration Statement or the Prospectus;

            (k) the Preliminary Prospectus was and the Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T;

            (l) all legal or governmental proceedings, contracts or documents of a character required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus have been so filed, summarized or described as required;

            (m) there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company or any Selling Stockholder, threatened against the Company or any of its Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state. local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which could result in a judgment, decree, award or order having a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole;

            (n) the financial statements, including the notes thereto, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the "Covered Entities") as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included in the Registration Statement and the amounts in the Prospectus under the captions "Prospectus Summary - Summary Financial Information" and "Selected Financial Information" fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus; the unaudited pro forma financial information (including the related notes) included in the Prospectus or any Preliminary Prospectus complies as to form in all material respects to the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and the Subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified;

            (o) Deloitte & Touche, LLP whose reports on the consolidated financial statements of the Company and its Subsidiaries are filed with the Commission as part of the Registration Statement and Prospectus, are and were during the periods covered by their reports independent public accountants as required by the Securities Act and the Securities Act Regulations;

            (p) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been
(A) any material adverse change in the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise), present or prospective, of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (B) any transaction, which is material to the Company and its Subsidiaries taken as a whole, contemplated or entered into by the Company or any of its Subsidiaries, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of its Subsidiaries, which is material to the Company and its Subsidiaries taken as a whole or (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

            (q) the Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

            (r) there are no persons with registration or other similar rights to have any equity securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, (i) except for certain of the Selling Stockholders, to the extent of the equity securities to be offered and sold by such Selling Stockholders as contemplated by this Agreement, and (ii) except for those registration or similar rights which have been waived with respect to the offering contemplated by this Agreement, all of which registration or similar rights described in clauses (i) and (ii) are fairly summarized in the Prospectus;

            (s) the Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation or by-laws of the Company, under any agreement to which the Company or any of its Subsidiaries is a party or otherwise;

            (t) the Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

            (u) neither the Company nor any of its affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")) any member firm of the NASD;

            (v) the Company has not relied upon the Representative or legal counsel for the Representative for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

            (w) any certificate signed by any officer of the Company or any Subsidiary delivered to the Representative or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

            (x) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation and by-laws of the Company and the requirements of the Nasdaq Stock Market;

            (y) the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary;

            (z) the descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required;

            (aa) the Company and each Subsidiary owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle the Company and each Subsidiary to conduct its business as described in the Prospectus, and neither the Company, nor any Subsidiary, has received notice of infringement of or conflict with (and neither the Company nor any Selling Stockholder knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could materially and adversely affect the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company or any Subsidiary;

            (bb) the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

            (cc) each of the Company and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does any such entity nor any Selling Stockholder know of any tax deficiency which is likely to be asserted against any such entity which if determined adversely to an, such entity, could materially adversely affect the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of any such entity, respectively; all tax liabilities are adequately provided for on the respective books of such entities; [the Company has duly and properly filed an election to be taxed as an S corporation for federal and state income tax purposes (each an "S Election"), and each such S Election has been and will be in full force and effect since its date of election (each an "S Election Date"), without interruption through the day prior to the Closing Date; there has not been any termination of any such S Election, including any inadvertent termination which has been reinstated under Section 1362 of the Code and the rules and regulations promulgated thereunder and the corresponding provisions of state income tax laws; from its inception to the S Election Date, the Company was taxable as a C corporation for federal and state income tax purposes;

            (dd) each of the Company and its Subsidiaries maintain insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect;

            (ee) neither the Company nor any of its Subsidiaries has violated, or received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company or any of its Subsidiaries, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole;

            (ff) neither the Company nor any of its Subsidiaries nor any officer or director purporting to act on behalf of the Company or any of its Subsidiaries has at any time; (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law,
(iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of its Subsidiaries sells or from which the Company or any of its Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of its Subsidiaries, or
(iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and its Subsidiaries;

            (gg) except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of its Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of its Subsidiaries or any of the members of the families of any of them;

            (hh) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company or any Selling Stockholder, any employee or agent of the Company or any of its Subsidiaries, has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus;

            (ii) all securities issued by the Company, any of its Subsidiaries or any trusts established by the Company or any Subsidiary, have been issued and sold in compliance with (i) all applicable federal and state securities laws,
(ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and (iii) to the extent applicable to the issuing entity, the requirements of the Nasdaq Stock Market;

            (jj) in connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common stock in a manner in violation of the Securities Act. The Company has not distributed and will not distribute any Prospectus or other offering material in connection with the offer and sale of the Shares;

            (kk) the Company has complied and will comply with all the provisions of Florida Statutes, Section 517.075 (Chapter 92-198, Laws of Florida). Neither the Company nor any of its Subsidiaries or affiliates does business with the government of Cuba or with any person or affiliate located in Cuba;

            (ll) the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated;

            (mm) no relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement and the Prospectus and which is not so described;

            (nn) neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Shares, will be an "investment company" or an entity "controlled" by and "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

            (oo) there are no existing or, to the knowledge of the Company or any Selling Stockholder, threatened labor disputes with the employees of the Company or any of its Subsidiaries which are likely to have individually or in the aggregate a material adverse effect on assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

B.    Each Selling Stockholder represents and warrants to the Underwriters that:

            (a) Such Selling Stockholder has full power and authority to enter into this Agreement and the Agreement and Power of Attorney to which it is a party. All authorizations and consents necessary for the execution and delivery by such Selling Stockholder of the Agreement and Power of Attorney, and for the execution of this Agreement on behalf of such Selling Stockholder have been given. Each of the Agreement and Power of Attorney and this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and constitutes a valid and binding agreement of such Selling Stockholder and is enforceable against such Selling Stockholder in accordance with the terms thereof and hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles equity, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

            (b) Such Selling Stockholder now has, and at the Closing Time or the applicable Date of Delivery will have, (i) good and marketable title to the Common Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances and claims whatsoever (other than pursuant to the Agreement and Power of Attorney), and (ii) full legal right and power, and all authorizations and approvals required by law, to sell, transfer and deliver such Common Shares to the Underwriters hereunder and to make the representations, warranties and agreements made by such Selling Stockholder herein. Upon the delivery of and payment for such Common Shares hereunder, such Selling Stockholder will deliver good and marketable title thereto, free and clear of any pledge lien, encumbrance, security interest or other claim.

            (c) At the Closing Time or the applicable Date of Delivery, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Common Shares to be sold by such Selling Stockholder to the Underwriters hereunder will have been fully paid or provided for by such Selling Stockholder and all laws imposing such taxes will have been fully complied with.

            (d) The performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the certificate or articles of incorporation, other charter or similar constitutive documents, or the bylaws of the Selling Stockholder, or
(ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Selling Stockholder is a party or by which it or its properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Selling Stockholder; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Selling Stockholder;

            (e) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Selling Stockholder's execution, delivery and performance of this Agreement, its consummation of the transaction contemplated hereby, and its sale and delivery of the Shares, other than (i) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act, (ii) such approvals as have been obtained in connection with the approval of the quotation of the Shares on the Nasdaq Stock Market and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

            (f) All material information with respect to such Selling Stockholder contained in the Registration Statement and the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment or supplement thereto) complied and will comply in all material respects with all applicable provisions of the Securities Act and the Securities Act Regulations, contains and will contain all statements of material fact required to be stated therein in accordance with the Securities Act and the Securities Act Regulations, and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

            (g) Other than as permitted by the Securities Act and the Securities Act Regulations, such Selling Stockholder has not distributed and will not distribute any preliminary prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Shares. Such Selling Stockholder has not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result in, under the Securities Act, the Securities Act Regulations or otherwise, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

            (h) Certificates in negotiable form for the Shares to be sold hereunder by such Selling Stockholder have been placed in custody, for the purpose of making delivery of such Shares under this Agreement and under the Agreement and Power of Attorney which appoints [INSERT NAME OF CUSTODIAN], as custodian (the "Custodian"), for such Selling Stockholder; such Selling Stockholder agrees that the Shares represented by the certificates held in custody for him or it under the Agreement and Power of Attorney are for the benefit of and coupled with and subject to the interest hereunder of the Custodian, the Committee, the Underwriters, each other Selling Stockholder and the Company, that the arrangements made by such Selling Stockholder for such custody and the appointment of the Custodian and the Committee by such Selling Stockholder are irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death, disability, incapacity or liquidation of any Selling Stockholder or the occurrence of any other event; if any Selling Stockholder should die, become disabled or incapacitated or be liquidated or if any other such event should occur before the delivery of the Shares hereunder, certificates for the Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement and actions taken by the Committee and the Custodian pursuant to the Agreement and Power of Attorney shall be as valid as if such death, liquidation, incapacity or other event had not occurred, regardless of whether or not the Custodian or the Committee, or either of them, shall have received notice thereof; and

            (i) such Selling Stockholder has not relied upon the Representative or legal counsel for the Representative for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

            4.    Certain Covenants:

I.    The Company hereby agrees with each Underwriter:

            (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Representative may designate and to maintain such qualifications in effect as long as required for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares);

            (b) to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) not later than 10:00 a.m. (New York City time), on the day following the execution and delivery of this Agreement and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the day following the execution and delivery of this Agreement) to the Underwriters as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

            (c) to advise the Representative promptly and (if requested by the Representative) to confirm such advice in writing, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;

            (d) to advise the Representative immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Representative promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Representative shall reasonably object in writing;

            (e) to furnish to the Underwriters for a period of five years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of Common Stock, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, the NASD or any securities exchange and (iii) such other information as the Underwriters may reasonably request regarding the Company and its Subsidiaries;

            (f) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations which, in the judgment of the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or Supplements to such Prospectus as may be necessary to reflect any such change and to furnish to the Underwriters a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

            (g) to furnish promptly to each Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representative may reasonably request;

            (h) to furnish to each Representative, not less than two business days before filing with the Commission subsequent to the effective date of the Prospectus and during the period referred to in paragraph (f) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act;

                  (1) to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption "Use of Proceeds" in the Prospectus;

            (i) to make generally available to its security holders as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations,) covering a period of 12 months beginning after the effective date of the Registration Statement;

            (j) to use its best efforts to effect and maintain the quotation of the Shares on the Nasdaq Stock Market and to file with the Nasdaq Stock Market all documents and notices required by the Nasdaq Stock Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq Stock Market;

            (k) to engage and maintain, at its expense, a registrar and transfer agent for the Shares;

            (l) to refrain during a period of [      ] days from the date of the
Prospectus, without the prior written consent of the Representative, from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, or (B) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in the Prospectus;

            (m) to not itself and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company; and

            (n) if at any time during the 30-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in the reasonable opinion of the Representative the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Representative advising the Company to the effect set forth above, to forthwith prepare, consult with the Representative concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Representative, responding to or commenting on such rumor, publication or event.

II. Each Selling Stockholder hereby agrees with each Underwriter to deliver to the Representatives prior to the Closing Time a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person, within the meaning of the Internal Revenue Code of 1986, as amended) or Form W-9 (f the Selling Stockholder is a United States person, within the meaning of the Internal Revenue Code of 1986, as amended).

            5.    Payment of Expenses:

            (a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Representative have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters [in the [maximum] amount of $________ assuming that the Common Stock is approved for quotation on the Nasdaq Stock Market)] and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) filing for review of the public offering of the Shares by the NASD (including the legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto), (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the inclusion of the Shares in the Nasdaq Stock Market, (viii) making road show presentations with respect to the offering of the Shares, (ix) preparing and distributing bound volumes of transaction documents for the Representative and its legal counsel and (x) the performance of the Company's other obligations hereunder. Upon the request of the Representative, the Company will provide funds in advance for filing fees.

            (b) The Company agrees to reimburse the Representative for its reasonable out-of-pocket expenses in connection with the performance of its activities under this Agreement, including, but not limited to, costs such as printing, facsimile, courier service, direct computer expenses, accommodations and travel, but excluding the fees and expenses of the Underwriters' outside legal counsel and any other advisors, accountants, appraisers, etc. (other than the fees and expenses of counsel with respect to state securities or blue sky laws and obtaining the filing for review of the public offering of the Shares by the NASD, all of which shall be reimbursed by the Company pursuant to the provisions of subsection (a) above).

            (c) The Selling Stockholders and the Company, jointly and severally, agree with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are otherwise specifically provided for herein, including, but not limited to, (i) fees and expenses of counsel and other advisors for such Selling Stockholders, (ii) fees and expenses of the Custodian and (iii) expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian.

            6. Conditions of the Underwriters' Obligations: The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or on the Date of Delivery, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders in all material respects on the date hereof and at the Closing Time and on each Date of Delivery, as applicable, the performance by the Company and the Selling Stockholders of their respective obligations hereunder in all material respects and to the satisfaction of the following further conditions at the Closing Time or on the Date of Delivery, as applicable:

            (a) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Cadwalader, Wickersham & Taft, counsel for the Company and its Subsidiaries, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form and substance satisfactory to Underwriters' counsel, stating that:

                  (1) the Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization"; the outstanding shares of capital stock of the Company and its Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the outstanding shares of capital stock of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

                  (2) the Company and its Subsidiaries each has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own its respective properties and to conduct its respective business as described in the Registration Statement and Prospectus and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions described in this Agreement;

                  (3) the Company and its Subsidiaries are duly qualified or licensed by each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so licensed could have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, and the Company and its Subsidiaries are duly qualified, and are in good standing, in each jurisdiction in which they own or lease real property or maintain an office and in which such qualification is necessary except where the failure to be so qualified and in good standing would not have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; except as disclosed in the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or from repaying to the Company or any other Subsidiary, any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary; other than as disclosed in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

                  (4) to such counsel's knowledge, the Company and its Subsidiaries are in compliance in all material respects with all applicable laws, orders, rules, regulations and orders, including those relating to transactions with affiliates;

                  (5) to such counsel's knowledge, neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default tinder), any license, indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected or under any law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries, except such breaches or defaults which would not have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole;

                  (6) the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement do not and will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provisions of the certificate of incorporation, charter or by-laws of the Company or any Subsidiary, (ii) any provision of any material license, indenture, mortgage, deed of trust, loan, credit or other agreement or instrument known by such counsel and to which the Company or any Subsidiary is a party or by which any of them or their respective properties or assets may be bound or affected, (iii) any law or regulation binding upon or applicable to the Company or any Subsidiary or any of their respective properties or assets, or (iv) any decree, judgment or order known to such counsel to be applicable to the Company or any Subsidiary; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company or its Subsidiaries;

                  (7) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except that enforceability of the indemnification and contribution provisions set forth in Section 9 of this Agreement may be limited by the federal or state securities laws of the United States or public policy underlying such laws;

                  (8) no approval, authorization, consent or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement, the consummation of the transaction contemplated hereby, and the sale and delivery of the Shares by the Company as contemplated hereby, other than such as have been obtained or made under the Securities Act and the Securities Act Regulations, and except that such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or any approval of the underwriting terms and arrangements by the National Association of Securities Dealers, Inc.;

                  (9) to such counsel's knowledge, each of the Company and its Subsidiaries has all necessary material licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required to conduct their respective businesses, as described in the Prospectus; to such counsel's knowledge neither the Company nor any Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such material license, authorization, consent or approval or any federal, state, local or foreign law, regulation or decree, order or judgment applicable to the Company or any of its Subsidiaries;

                  (10) the Shares have been duly authorized and when the Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and nonassessable, and the Underwriters will acquire the good and marketable title to the Shares, free and clear of any pledge, lien, encumbrance, security interest, or other claim;

                  (11) the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the certificate of incorporation, charter or by-laws of the Company, or under any agreement known to such counsel to which the Company or any of its Subsidiaries is a party or, to such counsel's knowledge, otherwise;

                  (12) to counsel's knowledge, there are no persons with registration or other similar rights to have any equity securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, (i) except for certain of the Selling Stockholders, to the extent of the equity securities to be offered and sold by such Selling Stockholders as contemplated by this Agreement, and (ii) except for those registration or similar rights which have been waived with respect to the offering contemplated by this Agreement;

                  (13) the Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus;

                  (14) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation and by-laws of the Company and the requirements of the Nasdaq Stock Market;

                  (15) the Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel's knowledge, no proceedings with respect thereto have been commenced or threatened;

                  (16) as of the effective date of the Registration Statement, the Registration Statement and the Prospectus (except as to the financial statements and other financial and statistical data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

                  (17) the statements under those sections [             ] in
      the Registration Statement and the Prospectus, insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries thereof in all material respects;

                  (18) to such counsel's knowledge, there are no actions, suits or proceedings, inquiries, or investigations pending or threatened against the Company or any of its Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which are required to be described in the Prospectus but are not so described;

                  (19) to such counsel's knowledge, there are no contracts or documents of a character which are required to be filed as exhibits to the Registration Statement or required to be described or summarized in the Prospectus which have not been so filed, summarized or described, and all such summaries and descriptions, in all material respects, fairly and accurately set forth the material provisions of such contracts and documents;

                  (20) to such counsel's knowledge, the Company and each Subsidiary owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle the Company and each Subsidiary to conduct its business as described in the Prospectus, and neither the Company, nor any Subsidiary, has received notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could materially and adversely affect the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company or any Subsidiary;

                  (21) to such counsel's knowledge, each of the Company, and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which if determined adversely to any such entity, could materially adversely affect the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of any such entity, respectively; and

                  (22) the offer and sale of the securities offered and sold by the Company and its Subsidiaries, including the securities offered and sold in connection with the Acquisition, are exempt from the registration requirements of the Securities Act and the Securities Act Regulations.

            In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, independent public accountants of the Company, representatives of the Representative, at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs (xiii), (xvii), and (xix) above), they have no reason to believe that the Registration Statement, the Preliminary Prospectus or the Prospectus, as of their respective effective or issue date, and as of the date of such counsel's opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, in each case, such counsel need express no view with respect to the financial statements and other financial and statistical data included in the Registration Statement, Preliminary Prospectus or Prospectus).

            (b) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery a letter permitting it to rely upon the opinions given pursuant to this Agreement, which opinions and reliance letters shall be in form and substance satisfactory to counsel for the Underwriters.

            (c) [Each Selling Stockholder shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of [INSERT NAME OF STOCKHOLDERS' COUNSEL], counsel for the Selling Stockholders, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form and substance satisfactory to Underwriters' counsel, stating that:

                  (1) Such Selling Stockholder, if a corporation, partnership, trust or similar entity, has been duly organized and is validly existing in good standing under the laws of its respective jurisdiction of organization with full power and authority to execute and deliver this Agreement and the Agreement and Power of Attorney, and to consummate the transactions described in this Agreement and the Agreement and Power of Attorney;

                  (2) the execution, delivery and performance of this Agreement and the Agreement and Power of Attorney by such Selling Stockholder, and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement and by the Agreement and Power of Attorney, do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provisions of the certificate of incorporation, charter, partnership agreement, trust document, by-laws or other similar governing documents, as applicable, of such Selling Stockholder, (ii) any provision of any material license, indenture, mortgage, deed of trust, loan, credit or other agreement or instrument to which such Selling Stockholder is a party or by which its properties may be bound or affected, and which is known to such counsel, (iii) any law or regulation binding upon or applicable to such Selling Stockholder or any of its properties or assets, or (iv) any decree, judgment or order known to such counsel and applicable to such Selling Stockholder;

                  (3) this Agreement and the Agreement and Power of Attorney has been duly authorized, executed and delivered by such Selling Stockholder and each is a legal, valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except that enforceability of the indemnification and contribution provisions set forth in Section 9 of this Agreement may be limited by the federal or state securities laws of the United States or public policy underlying such laws;

                  (4) upon the sale and delivery of the Shares by each Selling Stockholder against receipt of payment therefor, in each case in accordance with the terms of this Agreement and the Agreement and Power of Attorney, the Underwriters will acquire good and marketable title to such Shares, free and clear of any pledge, lien, encumbrance, security interest, or other claim; and

                  (5) no approval, authorization, consent or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement and the Agreement and Power of Attorney, the consummation of the transaction contemplated hereby and thereby, and the sale and delivery of the Shares by such Selling Stockholder as contemplated hereby and thereby, other than such as have been obtained or made under the Securities Act and the Securities Act Regulations, and except that such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or any approval of the underwriting terms and arrangements by the National Association of Securities Dealers, Inc.

            (d) The Representative shall have received from Deloitte & Touche, LLP, letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Representative, in form and substance satisfactory to the Representative, relating to the financial statements, including any pro forma financial statements, of the Company and its Subsidiaries, and such other matters customarily covered by comfort letters issued in connection with registered public offerings.

            (e) The Representative shall have received at the Closing Time and on each Date of Delivery the favorable opinion of counsel, dated the Closing Time or such Date of Delivery, addressed to the Representative and in form and substance satisfactory to the Representative.

            (f) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have objected in writing.

            (g) Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus has been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, has occurred; and (ii) the Registration Statement and the Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (h) Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery (i) no material and unfavorable change in the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole shall occur or become known (whether or not arising in the ordinary course of business), and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of its Subsidiaries.

            (i) The Shares shall have been approved for inclusion in the Nasdaq Stock Market.

            (j) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

            (k) The Representative shall have received lock-up agreements from each stockholder of the Company, and such agreements shall be in full force and effect.

            (l) The Company will, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate of its Chairman of the Board and Chief Executive Officer, its President and Chief Operating Officer, and its Vice President and Chief Financial Officer, to the effect that, to each of such officer's knowledge, the representations and warranties of the Company set forth in this Agreement are true and correct and the conditions set forth in paragraphs (g), (h) and (i) have been satisfied, in each case as of such date.

            (m) Each Selling Stockholder will, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate, to the effect that, to such Selling Stockholder's knowledge, the representations and warranties of such Selling Stockholder set forth in this Agreement are true and correct as of such date.

            (n) The Company and the Selling Stockholders, as applicable, shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations, warranties and statement of the Company contained herein and in Agreement and Power of Attorney, and the performance by the Company and the Selling Stockholders of their respective covenants contained herein and therein, and the fulfillment of any conditions contained herein or therein, as of the Closing Time or any Date of Delivery as the Underwriters may reasonably request.

            (o) The Company and each Selling Stockholder, as applicable, shall have performed such of their respective obligations under this Agreement and Agreement and Power of Attorney as are to be performed by the terms hereof and thereof at or before the Closing Time or the relevant Date of Delivery.

            7. Termination: The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Closing Time or any Date of Delivery,
(i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development involving a prospective material adverse change, in or affecting the assets, business, operations, earnings, prospects, properties, condition (financial or otherwise) or management of the Company or any Subsidiary, whether or not arising in the ordinary course of business, or (iii) if there has occurred outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by Nasdaq, or if trading generally on the New York Stock Exchange or in the Nasdaq over-the-counter market has been suspended (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or Nasdaq or by order of the Commission or any other governmental authority, or (v) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in the reasonable opinion of the Representative materially adversely affects or will materially adversely affect the business or operations of the Company, or (vi) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of the Representative has a material adverse effect on the securities markets in the United States.

            If the Representative elects to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

            If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

            8. Increase in Underwriters' Commitments: If any Underwriter shall default at the Closing Time or on a Date of Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date the Representative shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the "Defaulted Shares"). Absent the completion of such arrangements within such 36 hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representative may terminate this Agreement by notice to the Company, without liability to any non-defaulting Underwriter.

            Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the approval of the Representative).

            If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

            The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the like effect as, if such substituted Underwriter had originally been named in this Agreement.

            9. Indemnity and Contribution by the Company, the Selling Stockholders and the Underwriters:

            (a) (1) The Company and each Selling Stockholder, jointly and severally, agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of the Company contained herein, (B) any failure on the part of the Company to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, or (C) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use in such Registration Statement or such Prospectus, provided, however, that the indemnity agreement contained in this subsection (a)(i) with respect to the Preliminary Prospectus or the Prospectus shall not inure to the benefit of an Underwriter (or to the benefit of any person controlling such Underwriter) with respect to any person asserting any such loss, expense, liability, damage or claim which is the subject thereof if the Prospectus or any supplement thereto prepared with the consent of the Representative and furnished to the Underwriters prior to the Closing Time corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus or supplement thereto to such person at or prior to the written confirmation of the sale of Shares to such person, unless such failure resulted from noncompliance by the Company with
Section 4I(b) above.

            (2) Each Selling Stockholder, severally not jointly, agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of such Selling Stockholder contained herein, (B) any failure on the part of such Selling Stockholder to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, or (C) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this
Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but only insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by such Selling Stockholder to the Company expressly for use in such Registration Statement or such Prospectus; provided, however, that the indemnity agreement contained in this subsection (b) shall not require any such Selling Stockholder to reimburse the Underwriters for in excess of the gross sale price of the Shares sold by such Selling Stockholder pursuant to this Agreement.

            (b) If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company or any Selling Stockholder pursuant to subsection (a) above, such Underwriter shall promptly notify the Company or such Selling Stockholder, as applicable, in writing of the institution of such action, and the Company or such Selling Stockholder, as applicable, shall assume the defense of such action, including the employment of counsel and payment of expenses, provided, however, that any failure or delay to so notify the Company or such Selling Stockholder, as applicable, will not relieve the Company or such Selling Stockholder, as applicable, of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company or such Selling Stockholder, as applicable, in connection with the defense of such action, or the Company or such Selling Stockholder, as applicable, shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company or such Selling Stockholder, as applicable, (in which case neither the Company nor such Selling Stockholder shall have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or the Selling Stockholder, as applicable, and paid as incurred (it being understood, however, that neither the Company nor any Selling Stockholder shall be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, neither the Company nor any Selling Stockholder shall be liable for any settlement of any such claim or action effected without the its written consent.

            (c) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company and each Selling Stockholder, the Company's directors, the Company's officers that signed the Registration Statement, and any person who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Selling Stockholder or any such person may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon arty untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representative to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any posteffective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated either in such Registration Statement or Prospectus or necessary to make such information, in the light of the circumstances under which made, not misleading. The statements set forth (i) in the last paragraph on the cover page and (ii) under the caption "Underwriting" in the Preliminary Prospectus and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of Section 3(j) and this Section 9.

            If any action is brought against the Company, any Selling Stockholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Selling Stockholder or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company, the Selling Stockholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Selling Stockholder or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representative.

            (d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a), (b) and (c) of this
Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion as, the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company or the Selling Stockholders, as applicable, bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company, of the Selling Stockholders and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, by the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

            (e) The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection
(d)(i) and, if applicable (ii), above. Notwithstanding the provisions of this
Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and no Selling Stockholder shall be required to contribute any amount in excess of the gross sale price of the Shares sold by such Selling Stockholder pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

            10. Survival: The indemnity and contribution agreements contained in
Section 9 and the covenants, warranties and representations of the Company and the Selling Stockholders contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers, the Selling Stockholders or any person who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company, each Selling Stockholder and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

            11. Notices: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to [INSERT NAME, ADDRESS AND CONTACT INFORMATION OF UNDERWRITER]; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company.

            12. Governing Law; Headings: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

            13. Parties at Interest: The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Selling Stockholders and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

            14. Counterparts and Facsimile Signatures: This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

            If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholders and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Selling Stockholders and the Underwriters.

                                        Very truly yours,

                                        AMERICAN HOME MORTGAGE HOLDINGS, INC.


                                        By: ____________________________________
                                            By:
                                            Title:


                                        [SELLING STOCKHOLDERS LISTED ON
                                        SCHEDULE I ATTACHED HERETO

                                        By: [Insert Name of Attorney-in-Fact]


                                        ________________________________________
                                                    Attorney-in-Fact]


Accepted and agreed to as
of the date first above written:

[INSERT NAME OF UNDERWRITER]


By: ____________________________________
    Title:

For itself and as Representative[s] of the other
Underwriters named on Schedule
I hereto.

                                   SCHEDULE I

                                                              NUMBER OF
                                        NUMBER OF INITIAL   OPTION SHARES
     NAME OF PARTY SELLING SHARES       SHARES TO BE SOLD     TO BE SOLD
-------------------------------------   -----------------   ---------------

[INSERT COMPANY]                             [___]               [___]

[INSERT NAME OF SELLING STOCKHOLDER]         [___]               [___]

[INSERT NAME OF SELLING STOCKHOLDERS]        [___]               [___]

Total                                        [___]               [___]

                                   SCHEDULE II

                                                             NUMBER OF INITIAL
                UNDERWRITER                               SHARES TO BE PURCHASED
-----------------------------------------------------     ----------------------
[INSERT NAME OF UNDERWRITER]                                  [___]        [___]

[INSERT NAME OF OTHER UNDERWRITER]                            [___]        [___]

[INSERT NAMES OF OTHER UNDERWRITER]                           [___]        [___]

     Total.........................


                                      II-1